                                                                     EXHIBIT 3.1

        FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

     DEC. 06, 1996

    No. C-25210-96
      Dean Heller,
   Secretary of State


                           ARTICLES OF INCORPORATION
                                       OF
                       MORNING SPLENDOR MANAGEMENT, INC.
                              A NEVADA CORPORATION


     I, the undersigned, being the original incorporator herein named, for the purpose of forming a corporation under the General Corporation Laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true:

                                   ARTICLE I
                                      NAME

     The name of the corporation is MORNING SPLENDOR MANAGEMENT, INC.

                                   ARTICLE II
                       RESIDENT AGENT & REGISTERED OFFICE

     Section 2.01. Resident Agent. The name and address of the Resident Agent for service of process is Nevada Corporation Headquarters Inc., 5300 West Sahara, Suite 101, Las Vegas, Nevada 89102. Mailing Address: P.O. Box 27740, Las Vegas, NV 89126.

     Section 2.02. Registered Office. The address of its Registered Office is 5300 West Sahara, Suite 101, Las Vegas, Nevada 89102.

     Section 2.03. Other Offices. The Corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

                                  ARTICLE III
                                    PURPOSE

     The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

                                   ARTICLE IV
                                SHARES OF STOCK

     Section 4.01 Number and Class. The total number of shares of authorized capital stock of the Corporation shall consist of a single class of twenty-five thousand (25,000) shares of common stock, no par value.

     The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

     The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

     Section 4.02. No Preemptive Rights. Holders of the Common Stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors may determine from time to time.

     Section 4.03. Non-Assessability of Shares. The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                                   ARTICLE V
                                   DIRECTORS

     Section 5.01. Governing Board. The members of the Governing Board of the Corporation shall be styled as directors.

     Section 5.02. Initial Board of Directors. The initial Board of Directors shall consist of one (1) member. The name and address of the initial member of the Board of Directors is as follows:

              NAME                           ADDRESS

              Cort W. Christie               P.O. Box 27740
                                             Las Vegas, Nevada 89126

This individual shall serve as Director until the first annual meeting of the stockholders or until his successor(s) shall have been elected and qualified.

     Section 5.03. Change in Numbers of Directors. The number of directors may be increased or decreased by a duly adopted amendment to the Bylaws of the corporation.

                                   ARTICLE VI
                                  INCORPORATOR

     The name and address of the incorporator is Nevada Corporate Headquarters, Inc., P.O. Box 27740, Las Vegas, Nevada 89126.

                                        ARTICLE VII
                                    PERIOD OF DURATION

     The corporation is to have a perpetual existence.

                                  ARTICLE VIII
                       DIRECTORS' AND OFFICERS' LIABILITY

     A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

                                   ARTICLE IX
                                   INDEMNITY

     Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of any undertaking by or on behalf to the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

     Without limiting the application of the foregoing, the stockholders or Board of Directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

     The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE X
                                   AMENDMENTS

     Subject at all times to the express provisions of Section 4.03 which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.

                                   ARTICLE XI
                               POWER OF DIRECTORS

     In furtherance and not in limitation of the powers conferred by statute the Board of Directors is expressly authorized:

     (1) Subject to the Bylaws, if any,adopted by the stockholders, to make, alter or repeal the Bylaws of the corporation;

      (2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;

      (3) To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;

      (4) To set apart out of any of the funds of the corporation available for distributions a reserve or reserves for any proper purpose and to abolish any such reserve;

      (5) By resolution, to designate one or more committees, each committee to consist of at least one director of the corporation, which, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and

     (6) To authorize the corporation by its officers or agents to exercise all such powers and to do all such acts and things as may be exercised or done by the corporation, except and to the extent that any such statute shall require action by the stockholders of the corporation with regard to the exercising of any such power or the doing of any such act or thing. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, except as otherwise provided herein and by law.

     IN WITNESS WHEREOF, I have hereunto set my hand this 2ND day of DECEMBER, 1996, hereby declaring and certifying that the facts stated hereinabove are true.

                                   /s/ CORT W. CHRISTIE
                                   ----------------------------------------
                                   Cort W. Christie
                                   (For Nevada Corporate Headquarters, Inc.)



                                 ACKNOWLEDGMENT

STATE OF NEVADA   )
                  ) ss:
COUNTY OF CLARK   )

     On this 2ND day of DECEMBER, 1996, personally appeared before me, a Notary Public (or judge or other authorized person, as the case may be), CORT W. CHRISTIE, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


(Notary Stamp)                               /s/ KRISTI BADOLATO
                                             ------------------------------
                                             NOTARY PUBLIC in and for
                                             and County and State


[SEAL OF THE           KRISTI BADOLATO
STATE OF NEVADA]    NOTARY PUBLIC - NEVADA
                  My appt. exp. Nov. 4, 2000
                          No. 96-5044-1


I, NEVADA CORPORATE HEADQUARTERS, INC. hereby accept as Resident Agent for the previously named Corporation.


DECEMBER 2ND, 1996.             /s/ KRISTI BADOLATO
                                ---------------------------
                                Office Administrator

    No. C-25210-96

     NOV. 29, 1999

      Dean Heller,
   Secretary of State

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (After Issuance of Stock)                  Filed by:



                       MORNING SPLENDOR MANAGEMENT, INC.
                     -------------------------------------
                              Name of Corporation

     We the undersigned ROBERT GONZALEZ, President
                        -----------------------------------------
                          President or Vice President

LARRY ECK, Secretary    of     MORNING SPLENDOR MANAGEMENT, INC.
---------------------       -----------------------------------------
Secretary or Assistant Secretary       Name of Corporation

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 26th of October, 1999, adopted a resolution to amend the original articles as follows:

     RESOLVED: That Article IV, Section 4.01 of the Articles of Incorporation be amended to read in full as follows:

     "Section 4.01 - Number and Class. The total number of shares of stock which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000). The par value of each of such shares is $.001. All such shares are one class and are shares of Common Stock. Upon the amendment of this Article to read as hereinabove set forth, each one (1) outstanding shares is split, reconstituted and converted into one hundred (100) shares.

     The Common Stock may be issued from to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

     The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them."

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 21,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



                                   /s/ ROBERT GONZALEZ
                                   --------------------------------
                                   Robert Gonzalez
                                   President


                                   /s/ LARRY ECK
                                   --------------------------------
                                   Larry Eck
                                   Secretary

State of CALIFORNIA  )
                     ) ss:
County of SAN DIEGO  )

     On November 20, 1999, personally appeared before me, a Notary Public, Robert Gonzalez who acknowledged that he executed the above instrument.

       ---------------------
            OFFICIAL SEAL
[SEAL]    DEBORAH L. GARDNER                  /s/ DEBORAH L. GARDNER
       NOTARY PUBLIC-CALIFORNIA               -----------------------------
           COMM. N. 1239385                   Signature of Notary
           SAN DIEGO COUNTY
      MY COMM. EXP. OCT 23, 2003
      --------------------------
        (NOTARY STAMP OR SEAL)





State of CALIFORNIA  )
                     ) ss:
County of            )

     On November __, 1999, personally appeared before me, a Notary Public, ____________________ who acknowledged that he executed the above instrument.



                                           /s/
                                           -----------------------------
                                           Signature of Notary



                             (NOTARY STAMP OR SEAL)

                     CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT


================================================================================


State of California           )
                              ) ss.
County of San Diego           )


On   November 18, 1999   , before me,                Kristina Lopez           ,
  -----------------------            -----------------------------------------
         Date                                 Name and Title of Officer
                                          (e.g., "Jane Doe, Notary Public")

                                  [X] personally known to me
                                  [ ] proved to me on the basis of satisfactory
                                      evidence

------------------------------    to be the person(s) whose name(s) is/are
           KRISTINA LOPEZ         subscribed to the within instrument and
        Commission # 1167143      acknowledged to me that he/she/they
[SEAL]    Notary Public-          executed the same in his/her/their
            California            authorized capacity(ies), and that by
         San Diego County         his/her/their signature(s) on the
My Comm. Expires Jan. 1, 2002     instrument the person(s), or the entity
-----------------------------     upon behalf of which the person(s) acted,
                                  executed the instrument.

                                  WITNESS my hand and official seal.

  Place Notary Seal Above.                   /s/ KRISTINA LOPEZ
                                  -----------------------------------------
                                          Signature of Notary Public


-------------------------------- OPTIONAL ---------------------------------

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

DESCRIPTION OF ATTACHED DOCUMENT

Title or Type of Document: Certificate of Amendment of Articles of Incorporation
                           -----------------------------------------------------

Document Date:         October 26, 1999           Number of Pages:      1
              -------------------------------                      -------------

Signer(s) Other Than Named Above:
                                 -----------------------------------------------

CAPACITY(IES) CLAIMED BY SIGNER
                                                            --------------------
Signer's Name:       Larry Eck                                Right Thumbprint
              ----------------------------------------            of Signer
[X] Individual                                              --------------------
[ ] Corporate Officer - Title(s):
                                 ---------------------        Top of thumb here
[ ] Partner - [ ] Limited  [ ] General
[ ] Attorney in Fact
[ ] Trustee
[ ] Guardian or Conservator
[ ] Other:
          -------------------------------------------

Signer Is Representing:     Self
                       ------------------------------       --------------------

================================================================================